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                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      November 17, 2003 (October 17, 2003)

                           RCG Companies Incorporated
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                     1-8662
                 (State or other jurisdiction of incorporation)
                            (Commission File Number)




                                   23-2265039
                      (IRS Employer Identification Number)


               6836 Morrison Blvd., Suite 200, Charlotte, NC 28211 (Address of principal executive offices) (Zip Code)


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ITEM 2.  ACQUISITION

On October 31, 2003, VE Holdings, Inc. ("Vacation Express") and SunTrips Inc. ("SunTrips"), both wholly-owned subsidiaries of MyTravel USA Holdings, Inc. ("MyTravel" or the "Seller"), entered into an amended and restated Asset Purchase Agreement ("Asset Purchase" or "Sale") with FS Tours, Inc. and FS SunTours, Inc., collectively the ("Purchaser" or the "Company"), which are wholly-owned direct subsidiaries of Flightserv, Inc. ("Flightserv"), which is a wholly-owned indirect subsidiary of RCG Companies Incorporated, formerly known as eResource Capital Group, Inc. ("RCG").

Under the terms of the asset purchase agreement, the Company will acquire substantially all of the assets and liabilities of Vacation Express and SunTrips, except for certain excluded items, in exchange for $12 million, of which $10 million was in the form of a seven-year promissory note from Flightserv secured by certain RCG investment holdings, and $2 million in the form of a working capital deficit.

In conjunction with the Asset Purchase, the Company entered into a three-year agreement with MyTravel Canada Holidays, Inc. ("MyTravel Canada"), for certain services, including the purchasing of hotel accommodations for the Company on an exclusive basis. MyTravel Canada will be paid approximately $4.5 million over three years under this agreement.
Additionally, the Company was required to obtain replacement letters of credit in the aggregate principal amount of $3 million.
With the closing of these acquisitions, SunTrips and Vacation Express will continue to operate from their current locations, with FS Tours and FS SunTours assuming operational control. Air and hotel vacation packages will continue to be marketed and sold under the SunTrips and Vacation Express brands.

ITEM 5.  OTHER EVENTS

On October 31, 2003, RCG completed a $4,000,000 private placement offering ("Private Placement") of RCG common stock to a group of private institutional investors ("Investors"). The offering was made pursuant to Regulation D. RCG issued 2,500,000 common shares at $1.60 per share. RCG has granted registration rights to the Investors.

In connection with the Private Placement, RCG issued 3-year common stock warrants, which are exercisable six months from closing, to purchase 2,500,000 common shares of RCG common stock. The common stock warrants have an exercise price of $2.48 per, which was 110% of the closing bid price of RCG common stock at the closing date. Additionally, the common stock warrants have anti-dilution provisions.

In connection with the Private Placement transaction, RCG paid a $280,000 cash commission and issued 200,000 RCG 5-year common stock warrants to its investment bank, HPC Capital Management ("HPC"). Additionally, RCG paid legal fees and expenses incurred in connection with the transaction.

The summary of the Asset Purchase and Private Placement described above is qualified in its entirety by reference to the Asset Purchase Agreement, Stock Purchase Agreement, and Common Stock Purchase Warrant Agreement, which are attached as exhibits 10.1, 10.2, and 10.3 hereto and incorporated by reference herein.


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The foregoing  description  is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. All forward-looking statements in this filing are based upon information available to the Company on the date of this release. The forward-looking statements contained herein involve risks and uncertainties, including the ability of the Purchaser to achieve the anticipated benefits of the Asset Purchase. Actual results and developments may differ materially from those described in this Report. Readers are cautioned not to place undue reliance on these forward-looking statements. For more information about the Company and risks arising when investing in or holding shares of the Company, investors are directed to the Company's most recent filings with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

         (a)      Not Applicable

         (b) Pro forma financial information will be filed by an amendment to this report within the time period required by the rules of the Securities and Exchange Commission.

         (c)      Exhibits

         10.1 Amended and Restated Asset Purchase Agreement dated October 31, 2003, by and among FS Tours, Inc., FS SunTours, Inc., VE Holdings Inc. and SunTrips Inc.

         10.2     Stock Purchase Agreement dated October 31, 2003

         10.3     Common Stock Purchase Warrant Agreement dated October 31, 2003

         99.1 Press release dated November 3, 2003. The information in this press release is furnished not filed.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

RCG Companies Incorporated

/s/ MICHAEL PRUITT
----------------------------
Michael Pruitt
Date: November 17, 2003
By:  Chief Executive Officer


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                                  EXHIBIT INDEX

10.1 Asset Purchase Agreement dated October 31, 2003, by and among FS Tours, Inc., FS SunTours, Inc., VE Holdings, Inc., and SunTrips, Inc.

10.2     Stock Purchase Agreement dated October 31, 2003

10.3     Common Stock Purchase Warrant Agreement dated October 31, 2003

99.1     Press release by RCG Companies Incorporated dated October 31, 2003.

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